UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 - 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

(952) 930-6000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

2004 Executive Variable Incentive Plan. The 2004 Executive Variable Incentive Plan provides incentive compensation for senior management, including executive officers. In February 2004, the Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan, which was then aggregated with the target bonuses for all other participants to establish the bonus pool. The actual pool contribution was calculated at the end each fiscal quarter using the following formula: 10 percent of (A) the product of (x) each fiscal quarter’s year-over-year sales growth rate (percent) less 5 percent and (y) each quarter’s year-over-year increase in sales dollars; plus (B) 2 percent of operating income in excess of a capital charge (15 percent annually of net non-cash assets employed in the business). Each quarter, the actual pool contributions for four quarters (the current plus three past quarters) were averaged to calculate the actual bonus pool for payout. The pool was then distributed quarterly between participants based upon a factor for each of the individuals, established for their respective roles. As a non-cash reduction to operating income, AMS’ 2004 in-process research and development charge of $35.0 million related to its acquisition of TherMatrx, Inc. was added back to operating income for purposes of calculating 2004 bonus payments. The actual 2004 bonus for each executive officer is set forth in the table below. Ms. Diersen was hired on March 8, 2004, and her actual bonus was prorated accordingly.

Name	Title	Actual Bonus
Douglas W. Kohrs	Chairman of the Board (and Chief Executive Officer during 2004)	$192,383
Martin J. Emerson	President and Chief Executive Officer (President and Chief Operating Officer during 2004)	$98,428
Carmen L. Diersen	Executive Vice President and Chief Financial Officer	$84,420
Ross A. Longhini	Executive Vice President and Chief Technology Officer	$98,428
Lawrence W. Getlin	Vice President, Regulatory, Medical Affairs and Quality Systems	$67,110
Janet L. Dick	Vice President, Human Resources	$67,110

2005 Base Salary. On February 10, 2005, the Board of Directors of American Medical Systems Holdings, Inc. approved 2005 base salaries for executive officers (other than Douglas W. Kohrs whose 2005 base salary the Board approved on January 4, 2005) as set forth below. The 2005 base salaries are effective as of January 31, 2005, except for Mr. Kohrs’ 2005 base salary, which was effective February 15, 2005 and Mr. Emerson’s 2005 base salary, which was effective January 5, 2005.

		2005
Name	Title	Base Salary
Martin J. Emerson	President and Chief Executive Officer	$300,000
Carmen L. Diersen	Executive Vice President and Chief Financial Officer	$245,000
Ross A. Longhini	Executive Vice President and Chief Technology Officer	$240,000
Lawrence W. Getlin	Vice President, Regulatory, Medical Affairs and Quality Systems	$217,000
Janet L. Dick	Vice President, Human Resources	$190,000
Douglas W. Kohrs	Chairman of the Board	$100,000

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2005 Executive Variable Incentive Plan. On February 10, 2005, the Board of Directors of American Medical Systems Holdings, Inc. approved the target bonuses for executive officers under the 2005 Executive Variable Incentive Plan. The Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan. The 2005 quarterly pool contributions will be calculated at the end of each fiscal quarter using the following formula: 6.2 percent of (A) the product of (x) each fiscal quarter’s year-over-year sales growth rate (percent) less 14.25 percent and (y) each quarter’s year-over-year increase in sales dollars; plus (B) 1.5 percent of operating income in excess of a capital charge (15 percent annually of net non-cash assets employed in the business). Each quarter, the actual pool contributions for four quarters (the current plus three past quarters) will be averaged to calculate the actual bonus pool for payout. Each participant will receive a quarterly bonus payment in relation to their individual target payment equivalent to the relationship between that quarter’s actual bonus pool calculation and the quarter’s target pool amount. The target bonus for 2005 for each executive officer is set forth in the table below:

Name	Title	Target Bonus
Martin J. Emerson	President and Chief Executive Officer	$150,000
Carmen L. Diersen	Executive Vice President and Chief Financial Officer	$98,000
Ross A. Longhini	Executive Vice President and Chief Technology Officer	$96,000
Lawrence W. Getlin	Vice President, Regulatory, Medical Affairs and Quality Systems	$65,000
Janet L. Dick	Vice President, Human Resources	$57,000
Douglas W. Kohrs	Chairman of the Board	$50,000

Option Grants. The Compensation Committee of the Board of Directors also plans to grant stock options to executive officers for 2005. The stock option grants will be subject to approval by the Board of Directors. The Board anticipates submitting a new stock incentive stock plan to the stockholders for approval at the 2005 annual meeting of stockholders. If stockholders approve the new plan, the Compensation Committee and Board anticipate approving stock option grants to the executive officers following stockholder approval of the new plan.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     Not Applicable.

     (b) Pro Forma Financial Information.

     Not Applicable.

     (c) Exhibits.

     Not Applicable.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: February 15, 2005	By /s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

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